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                                                                   Exhibit 10.17

[GRAPHIC]
I. Heller
                                                   205 Mill Road
                                                   Edison, New Jersey 08837-3833
                                                   (732) 287-4880
                                                   FAX (732) 287-5033


December 19, 2003


United Stationers Supply Company
2200 East Gulf Road
Des Plaines, Illinois 60016

               RE:  Lease dated April 17, 1989, as amended
                    133,177 Square Foot Building, Edison, New Jersey


Gentlemen:

This letter shall serve as a Sixth Amendment to Lease to the above referenced Lease.

In consideration of the terms and conditions contained herein, together with other good and valuable consideration, the parties hereto agree to amend the Lease as follows:

     1. Landlord and Tenant hereby agree to further extend the Third Renewal Period for an additional two (2) years. Accordingly, the Third Renewal Period commenced on July 1, 2000 and shall continue through June 30, 2006 under the terms and conditions set forth in this Sixth Amendment to Lease.

     2. Notwithstanding the provisions of Section 5.03 of the Lease, as stated in Paragraph 3 of the Amendment to Lease, it is hereby agreed that the Basic Rent for the Third Renewal Period, as extended (7/1/2000 - 6/30/2006) shall be as follows:

     7/1/2000 - 6/30/2006     $559,343.40/yr     payable     $46,611.95/mo

     3. Provided Tenant is not in default under any of the terms and conditions of this Lease, Tenant shall have the right to terminate this Lease prior to June 30, 2006 by delivering written notice to Landlord of its exercise of such right anytime after the December 31, 2004. This Lease shall terminate as of the end of the sixth (6th) full calendar month following Landlord's receipt of such notice ("Early Termination Date").

     4. The parties hereto acknowledge that notwithstanding the serving by Tenant of the termination notice, Tenant shall continue to pay Basic Rent and all other amounts payable under this Lease as they may accrue until the Early Termination Date, at which time Tenant shall deliver the Demised Premises in accordance with all relevant provisions of the Lease, including, Section 24.01.

                                                INGENUITY IN DISTRIBUTION CENTER
                                                SITE LOCATION AND CONSTRUCTION.

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United Stationers Supply Company
December 19, 2003

Page 2


     5. Except as modified herein, all of the terms and conditions of said Lease shall remain in full force and effect throughout the Term of this Lease and any extensions thereof.

Please indicate your agreement and acceptance of the foregoing by signing four
(4) copies of this letter where indicated below and return same to us. Two fully executed copies will be returned to you for your files. Thank you for your courtesy and cooperation in this matter.


Very Truly Yours,
THREE THIRTY NINE - M - EDISON, Landlord
     by:  Isaac Heller, Managing Partner
          by: Heller Industrial Parks, Inc., Manager


by:
   --------------------------

                                            Accepted and Agreed:

                                            UNITED STATIONERS SUPPLY CO., Tenant

                                            by:
                                               ---------------------------------
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                                   EXHIBIT R